EXHIBIT 10.1

Dated 17 September 2007

ZAP

and

 YOUNGMAN AUTOMOBILE  CO., LTD.

and

EV HOLDINGS LIMITED

SHAREHOLDERS’ AGREEMENT

LI & PARTNERS
SOLICITORS
22nd Floor, World Wide House
19 Des Voeux Road Central
Hong Kong
Tel. No.: (852) 2501 0088     Fax No.: (852) 2501 0028
Our Ref : TC/TC/TC/4321/01/07

SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT is made on the 17th day of  September  2007

BETWEEN:

(1)	ZAP, a corporation incorporated under the laws of California, the United States having its registered office at 501 Fourth Street, Santa Rosa, California 95401, United States of America (“ZAP”); and

(2)
YOUNGMAN AUTOMOBILE CO., LTD., a company incorporated with limited liability under the laws of the People’s Republic of China having its registered office at 501 Bada Road Jinhua City Zhejiang China. PC 321016  (“Youngman”);

(3)
EV HOLDINGS LIMITED(環保發展有限公司), a company incorporated with limited liability under the laws of Hong Kong having its registered office situate at Unit A, 14/F Shun On Commercial Building, 112-114 Des Voeux Road Central, Hong Kong (the “Company”).

WHEREAS :

(A)
The Company was incorporated in Hong Kong on 3 August 2007 with an authorised capital of HK$10,000.00 divided into 10,000 shares of HK$1.00 par value each. As at the date hereof, one share has been issued as fully paid to ZAP.

(B)	ZAP and Youngman have agreed to enter into this Agreement for the purposes of regulating their relationship with each other and certain aspects of the affairs of and their dealings with the Company.

(C)	The Company has agreed with ZAP and Youngman that it will comply with the terms and conditions of this Agreement insofar as they relate to the Company.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement and the Recitals, unless the context otherwise requires:

“Affiliates” means in respect of any specified person, a person that directly or indirectly controls such specified person, or is controlled by or is under common control with such specified person;

“Allotted Shares” means 9,999 shares of the Company to be allotted to each Shareholder upon execution of this Agreement as provided under Clause 3.1;
“Articles” means the Memorandum and Articles of Association of the Company in the form of Schedule B attached hereto, which may be amended from time to time;

“Auditor” means the auditors of the Company appointed from time to time;

“Board” means the board of directors of the Company or the directors present (personally or by their alternates) at any meeting of the directors of the Company duly convened and held;

“Brand Name” means the general brand name selected by the Board and used by the Company;

“Business” means the business of the Company in relation to developing, producing, marketing and sale of electric vehicles, electric-hybrid vehicles, and battery/energy recharging infrastructure throughout the Territories as set forth under Clause 6.1 and the Business Plan;

“Business Plan” means the business plan of the Company to be developed by the Company and agreed and approved between the Shareholders, including any amendment and supplement thereto from time to time;

“Capital Loan” means any loan to the Company granted by any Shareholder as provided under Clause 6.3;

“CEO” means the chief executive officer of the Company appointed from time to time under Clause 4.2;

“Chairman of the Board” means the chairman of the Board appointed from time to time under Clause 4.3;

“Companies Ordinance” means the Companies Ordinance (Chapter 32 of the Laws of HKSAR);

“Employment Agreement” means the Employment Agreement to be entered between the Company and its Key Employees in the form acceptable to the Shareholders;

 “Holding Company” shall have the meaning ascribed thereto in section 2 of the Companies Ordinance;

“Hong Kong” means Hong Kong Special Administrative Region;

“Hong Kong Dollars” or the sign “HK$” means the lawfully currency of Hong Kong;

“Initial Capital Contribution” means initial contribution to the share capital of the Company by each Shareholder upon the execution of this Agreement as set forth under Clause 4.1;

“Investment Schedule” means the schedule for Youngman to make a contribution of US$51,000,000.00 and ZAP to make a contribution of US$49,000,000.00 to the share capital of the Company by 31 December 2008 as set out in Schedule A hereto;

“Key Employees” means the Chief Operating Officer, VP Engineering, VP Sales & Marketing, VP Human Resources and VP Finance of the Company;

“Licensing Agreement” means the agreements entered from time to time between the Company and any other parties for the purpose of licensing the key technology to be incorporated into the Products;

“Management” means the CEO, and such other executives or managers as determined by the Board from time to time;

“Management Options” means options of Shares issued by the Company under the order of the Board to any Key Employees approved by the Board upon terms and subject to conditions as determined by the Board at its discretion as set out in this Agreement or any other related documents determined by the Board in accordance with Clause 14.1.

“Marketing and Distribution Agreements” means the agreements to be entered between each Shareholder and the Company after execution of this Agreement in the form acceptable to such Shareholder and the Company with respect to the marketing and distribution activities to be carried out by the Shareholders within the Territory, which shall provide that (i) ZAP shall have the exclusive right of marketing and distribution of the Products in North America and South America; (ii) Youngman shall have the exclusive right of marketing and distribution of the Products in the Asia Pacific Region (including the Japan); and (iii) the Company shall have the exclusive right of marketing and distribution of the Products in the remaining Territories other than those set out in (i) and (ii) above;

“PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong;

“Products” means the vehicles developed and manufactured by the Company from time to time as provided under the Business Plan;

“Shares” means shares of US$1.00 par value each in the authorized capital of the Company;

“Shareholders” means the holders of the Shares; a “Shareholder” means any of them;

“Subsidiary” shall have the meaning ascribed thereto in section 2 of the Companies Ordinance;

“Territories” means the United States, Asia and all other countries, territories and jurisdictions worldwide, without restriction;

“Total Capital Contribution” means the aggregate amount of the contributions to the share capital of the Company made by each Shareholder;

“Transfer Notice” means the notice to transfer or otherwise dispose of any Shares or any interest in such Shares as defined under Clause 13.2 (a);

“United States” means the United States of America;

“US Dollars” or the sign “US$” means the lawfully currency of the United States;

1.2	Words importing one gender include all other genders and words importing the singular include the plural and vice versa.

1.3	References to Recitals, Clauses and Schedules are references to recitals, clauses and schedules of this Agreement.

1.4	Reference to a person includes bodies corporate or unincorporated.

1.5	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.6
Reference in this Agreement to any legislation shall include any legislation which amends, consolidates or replaces the same or which has been amended, consolidated or replaced by the same and shall include any subsidiary and subordinate legislation made under the relevant legislation.

1.7	“Including” or similar expressions are not words of limitation.

1.8	Words and expressions defined in the body of this Agreement (including its schedules) shall have the meanings thereby attributed to them whenever the context requires.

2.	CONDITIONS PRECEDENT

This Agreement and everything contained herein are conditional upon the fulfilment of all the following terms and conditions upon execution of this Agreement:

(a)	each Shareholder shall procure the authorized share capital of the Company to be increased to US$100,000,000.00;

(b)	each Shareholder shall subscribe the Allotted Shares and pay the Initial Capital Contribution in accordance with Clause 3;

(c)	the Shareholders shall procure that the persons named in Clauses 9.2 and 9.3 and not already directors are appointed directors of the Company;

(d)	the Shareholders shall procure adoption of the Articles by the Company; and

(e)	meetings of the Shareholders and the Board shall be held at which such resolutions as are necessary to give effect to and implement the provisions of this Agreement shall be passed.

3.	SHARE CAPITAL

3.1
Upon execution of this Agreement and fulfilment of the condition under Clause 2 (a), each Shareholder shall subscribe Shares as provided under Clause 3.2 below and pay the consideration for subscription of the Shares (the “Initial Capital Contribution”).

3.2	After subscription of the Allotted Shares in accordance with Clause 3.1, the Shares shall be beneficially owned and registered as follows:

Shareholders	No. of Shares	Consideration
ZAP	4,899	HK$4,899.00
Youngman	5,100	HK$5,100.00

3.3
Unless otherwise agreed between the Shareholders, the Initial Capital Contribution shall be paid by Youngman by way of cash within 10 days from the date of this Agreement; and the Initial Capital Contribution shall be paid by ZAP by way of cash within 10 days from the date of this Agreement.

3.4
The Shareholders shall make additional contributions to the share capital of the Company from time to time in accordance with the requirements of the Business Plan and the Investment Schedule by way subscription of the Shares, so that the Total Capital Contribution, if required, made by Youngman shall be US$51,000,000.00 and ZAP shall be US$49,000,000.00 (which provides the Company its share capital of US$100,000,000.00) by 31 December 2008. Each Shareholder shall be offered the right to participate in each subscription of the Shares in proportion to its respective percentage of the Shares at the time of the subscription.

3.5
Save as otherwise provided in Clause 5 or other provisions in this Agreement, any further issuance of Shares shall be made as and when the Board may so determine and in accordance with this Agreement and the Articles. The parties hereto shall procure to each other that any new shareholders shall first agree in writing in terms acceptable to all the parties hereto to be bound by and observe the provisions of this Agreement (including this Clause) so far as such provisions are applicable.

4.	MANAGEMENT

4.1
The Board shall be responsible for supervising the activities of the Company and for determining, subject to the provisions of this Agreement, the overall policies and objectives of the Company, provided that all business of the Company shall be conducted in the best interests of the Company on sound commercial principles.

4.2
The Company shall have a Chief Executive Officer (the “CEO”) who shall be responsible for the day-to-day operation of the business of the Company.  The CEO shall be appointed on such terms as may be approved by the Board and the first CEO shall be Mr. Albert Lam.

4.3
The Company shall have a chairman of the Board (the “Chairman of the Board”) who shall be responsible for chairing all meetings of the directors. The Chairman of the Board shall be appointed on such terms as may be approved by the Board and the first Chairman of the Board shall be Mr. Albert Lam.

4.4
The Board shall determine the remuneration, compensation and benefits of the Management, which shall be reasonably in conformity with the current local market standard adopted by other companies of similar scale, expertise and nature of business to the Company.

4.5
ZAP shall procure and arrange its staff to be transferred to the Company as necessary to carry on the Business by the Company. The Company shall enter into employment agreements with such staff and provide remuneration, compensation and benefits reasonably in conformity with the prevailing market standard based on the working hours, performance, experience and any other factors which the Management may consider significant.

4.6	Appointment, removal or replacement of any of the Key Employees of the Company as well as their remuneration, compensation and benefits shall be jointly decided by the Management.

4.7
Save and except the matters requiring action, consent or agreement of the Board as set out in Clause 5.11 and 5.12 below, the CEO shall, subject to the supervision of and directions given from time to time by the Board, be vested with overall responsibility and authority for and control of the operation, management, maintenance and administration of the Business, including but not limited to:

(a)	soliciting and negotiating business on behalf of the Company with size of the deal up to amounts approved by the Board from time to time;

(b)	dealing with day-to-day staff (other than the Management) employment issues;

(c)	recruiting employees of the Company and setting benefit plans and programs for the employees of the Company;

(d)	handling routine banking relationships and treasury functions;

(e)	managing day-to-day operations relating to the Business;

(f)	preparing and implementing annual and three-year business plan, budget and forecasts of the Company from time to time approved by the Board; and

(g)	authorizing capital expenditure of up to US$100,000.00 without approval of the Board.

5.	FUNDING

5.1
Financing for the business of the Company shall be provided by (i) cash subscription for the Shares, (ii) loan(s) from the Shareholders and/or (iii) external funding including loans from banks or other third parties as provided under this Agreement.

5.2
In the event that the Company in the course of carrying on the Business requires funds in addition to the capital contributions set forth in Clause 3.1 and 3.4, the Company may allot additional Shares as necessary to raise sufficient funds for carrying on the Business, and ZAP and/or Youngman may, but neither of them shall be obliged to, subscribe such Shares as additional contribution to the capital of the Company.

5.3
For purposes of financing any acquisition of assets or properties by the Company, it shall, with the approval of holders of a majority of the Shares, obtain such financing as set forth in the Business Plan of the Company.  In the event that the financing described in this Clause is not sufficient to enable the Company to pursue the Business, then:-

(i)	ZAP or Youngman may grant loans to the Company on terms and conditions that are commercially reasonable under the circumstances and approved by a majority of the Board (the “Capital Loan”); or

(ii)
if the Board considers that granting of the Capital Loan is unfeasible or not in the best interests of the Company, the Company shall, to the extent economically feasible, obtain loan or other financing arrangement from other third party.

5.4
If the Company shall obtain any loan from any third party, the Shareholders agree to execute and deliver to such lender all documents and instruments to pledge to such lender, and grant to such lender security interests in, (i) the Shares; and/or (ii) the assets and properties of the Company to the extent as permitted by the existing financing arrangements of the Company, in order to secure repayment of the loan by the Company.

5.5	All costs of financing the Company mentioned in this Clause shall be considered an expense of the Company, and shall be paid before any dividends or distributions are made to any of the Shareholders.

6.	BUSINESS

6.1
Subject to other provisions in this Agreement, the Company shall engage solely and exclusively in the business of developing, producing, marketing and sale of electric vehicles, electric-hybrid vehicles, and battery/energy recharging infrastructure throughout the Territories, as provided under the business plan of the Company to be developed and agreed between the Shareholders, which may be supplemented or amended by the Shareholders from time to time (the “Business Plan”).

6.2
(a) All the products licensed to the Company or its subsidiaries by  Youngman and the products researched and developed by the Company and its subsidiaries should be produced by the manufacturer exclusively designated by Youngman. Without unanimous approval of all the shareholders of each party, the Company and its subsidiaries are not entitled to license or transfer to any other party the right of manufacturing any of the above-mentioned products. Youngman will consign the production to the enterprise controlled by Youngman. The plants, land and equipments required for the production should be invested or manufactured by such enterprise designated by Youngman and the sites for production should be determined by Youngman. The prices for the products sold to the Company and its subsidiaries by the enterprise designated by Youngman should be set in the Contract on Consigned Manufacturing based on the following standards:

(i)	ex-work price determined by Youngman;

(ii)
if required to increase the exclusive parts of the electric vehicle, the price shall be based on the ex-work price determined by Youngman plus the purchasing costs for those exclusive parts of the electric vehicle;

(iii)	if there are any unnecessary parts, the price shall be based on the ex-work price determined by Youngman minus the purchasing costs for those unnecessary parts.

(b)
The company and all its subsidiaries shall sell the products to Youngman and ZAP for the exclusive distribution within defined territories. Based upon the above guiding principle, the distributor pricing and pricing structure shall be defined within the related agreement.

6.3	Each Shareholder shall use its best endeavour to assist the Company to develop the Business and carry out the Business Plan.

6.4
The Company may enter into any transactions with any Shareholder but, save in respect of transactions expressly contemplated by this Agreement, such Shareholder shall disclose to the Board any interest which it may have in a transaction to be entered into by the Company.

6.5
The Company shall set up (i) its headquarter office in Hong Kong, (ii) a project management office in the United Kingdom, (iii) research and development centres in the United States (in or around San Francisco), Malaysia and the PRC, and (iv) such other offices as agreed between the Shareholders.

6.6
The Company shall generally conduct business under its Brand Name, provided that any products produced or manufactured by the Company or the Shareholders may bear the respective brand name(s) of each Shareholder, or such other brand name(s) as agreed between the Shareholders.

6.7	The Company shall use its best endeavour to enter into the Licensing Agreement with any other parties that own or control key technology to be incorporated into the products being manufactured by the Company, and shall (subject to approval of the Board from time to time) aim to make equity investments in these technology firms.

7.	ACCOUNTING

The Company shall maintain accurate and complete accounting records and the Shareholders or their respective appointed representatives shall each have the right to inspect all accounting and other records of the Company at all reasonable times.  The accounts of the Company shall be kept in accordance with generally accepted international accounting principles in Hong Kong and shall be audited annually.  The first Auditors shall be a firm to be selected at the discretion of the Board, and successor Auditors may be selected from time to time as determined by the Board.  The financial year of the Company shall end on 31 December in each year commencing from 1 January or such other date as may be determined by the Board.

8.	DIVIDENDS

8.1
Upon the sales of the products within the defined territories, both shareholders have agreed to pay 2% of the sales revenue to the Company. The sum collected from Zap shall be paid to Youngman and the sum collected from Youngman shall be paid to Zap every year by the Company.

8.2
If in respect of any financial year the Company shall have net profits after tax available for distribution, the parties hereto shall procure that such profits shall be applied in the following manner and order of priority:

(a)	provision of working capital to finance the continuing operations and internal growth of the Business;

(b)	repayment of any interest accrued on the outstanding Capital Loan;

(c)	repayment of any outstanding principal of the Capital Loan;

(d)	transfer to reserves consistent with the normal commercial requirements of businesses similar to those carried on by the Company;

(e)	payment of cash dividends to the Shareholders after deduction of the above items within months after the end of such financial year.

8.3
In deciding whether in respect of any financial year, the Company had or has profits available for distribution, the parties hereto shall procure that the Auditors shall certify whether such profits are available or not and the amount thereof (if any).  In giving such certificate the Auditors shall act as experts and not arbitrators and their determination shall be final and binding on the parties hereto, except in the case of manifest error.

9.	BOARD OF DIRECTORS

9.1	Unless otherwise agreed by the Shareholders, the Board shall consist of minimum of 3 and a maximum of 7 directors.

9.2
At any time during the continuance in force of this Agreement, ZAP shall be entitled to first appoint in office one (1) directors and to appoint one additional director for every two directors added to the Board subsequently and to remove any such director(s) so appointed.  For this purpose, the first directors appointed by ZAP shall be Mr. Steven Schneider.

9.3
At any time during the continuance in force of this Agreement, Youngman shall be entitled to first appoint one (1) director and to appoint one additional director for every two directors added to the Board subsequently and to remove any such director(s) so appointed. For this purpose, the first director appointed by Youngman shall be Mr. Pang Qingnian.

9.4
Save for the specific appointments made pursuant to Clauses 9.2 and 9.3, any exercise by any Shareholder of the power of appointment or removal conferred on it pursuant to the above provisions shall be served upon the other Shareholder and the Company whereupon the parties hereto shall forthwith join in to take such action as is necessary under the Articles to effect the appointment or removal (as the case may be).

9.5	Any Shareholder removing a director appointed by it shall indemnify the other Shareholder and the Company against any claim by such director for wrongful dismissal arising out of such removal.

9.6	Each director shall be entitled to appoint and remove from time to time without the consent of any other director any person to act as his alternate.

9.7
The quorum necessary for the transaction of business at a Board meeting shall be two (2) directors at least, and the two directors shall be appointed by ZAP and Youngman respectively. Such quorum shall be increased by one (1) director for every two directors added to the Board subsequently.

9.8	Save as otherwise provided in this Agreement, resolutions shall be passed at a meeting of the Board by a simple majority vote of the directors (or their respective alternates) present at the meeting.

9.9
Unless otherwise agreed or waived by all directors (or their respective alternates), not less than 7 days’ notice of each directors’ meeting specifying (wherever practicable) the nature of the business to be transacted thereat, the time, the place and the date shall be given to each director.

9.10
The directors (or their respective alternates) may participate in a meeting of the directors by means of conference telephone whereby all persons participating in the meeting can hear each other and participation in the meeting in such manner shall be deemed to constitute presence in person at such meeting and all the provisions in this Agreement and the Articles as to meetings shall, mutatis mutandis, be applicable.

9.11
A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors (or their respective alternates) shall be valid and effectual as if it had been passed at a duly convened meeting of directors and may consist of several documents in the like form each signed by one or more directors (or their respective alternates).

10.	MATTERS REQUIRING SPECIAL APPROVAL

10.1
Each Shareholder shall exercise all such voting rights and other powers or control as may be available to them in relation to the Company so as to promote the development and prosperity of, and shall generally use all reasonable endeavours to promote and assist the Company in developing and promoting the Business.

10.2
Notwithstanding any provisions of this Agreement or of the Articles to the contrary, no resolution shall be passed or other decision or action shall be taken by or on behalf of the Company or the Board concerning any of the following matters with respect to the Company without (i) approval of the majority of the Board and (ii) approval of the holders of at least 66% of the then issued Shares (provided that such approvals shall not be unreasonably withheld):-

(a)	any material change in the compensation or benefits of the Management or any of the Key Employees;

(b)	incurring of any indebtedness, and any prepayment or repayment of any indebtedness of the Company, other than in the ordinary course of business of the Company;

(c)	granting by the Company of any collateral security, or allowing the Company to incur any charge, lien or other encumbrance on its properties or assets to secure any indebtedness;

(d)	participation in any business activity beyond the scope of the Business;

(e)	entering into any partnership agreement with any third party, other than in the ordinary course of business of the Company;

(f)	any change in the auditor of the Company, or termination of legal counsel acting for the Company;

(g)	acquisition of any properties or assets for an aggregate consideration in excess of US$500,000.00;

(h)	issuance of any shares to any third parties, save and except the shares to be issued to the Key Employees as provided under Clause 15;

(i)	any change to the fidelity, casualty or other insurance policies obtained by the Company;

(j)	any expenditure which causes the Company to exceed its budget by 3% as set forth in the Business Plan;

(k)	assignment of any assets or properties of the Company in trust for the benefit of any creditors;

(l)	settlement, compromise or acceptance of any judgment against the Company; or

(m)	entering into any agreement to do any of the foregoing.

10.3
Notwithstanding any provisions of this Agreement or of the Articles to the contrary, no resolution shall be passed or other decision or action shall be taken by or on behalf of the Company or the Board concerning any of the following matters with respect to the Company without (i) unanimous approval of the Board and (ii) approval of the holders of at least 85% of the then issued Shares (provided that such approvals shall not be unreasonably withheld):

(a)	alteration to the scope of the Business;

(b)	any amendments that causes any fundamental change in the Business Plan;

(c)	Any petition for liquidation or winding up of the Company;

(d)	Any sale, assignment, transfer, charge, hypothecation, or any other disposition of all or substantial parts of the assets or properties of the Company; or

(e)	Entering into any agreement or arrangement between the Company and any of its shareholders, directors or managers.

11.	REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1	ZAP hereby represents and warrants as follows:

(a)	ZAP is, and shall be, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)
ZAP has all requisite corporate powers and authorities to enter into this Agreement and all other agreements in connection with the consummation of the transactions contemplated hereby (including but not limited to all exhibits and documents attached hereto) (the “Additional Agreements”), and perform its obligations there under, and no other approval, consent, action or proceedings shall be necessary to authorize such execution, delivery and performance;

(c)	this Agreement and each of the Additional Agreements are valid and binding upon ZAP as well as enforceable against ZAP in accordance with the terms thereof;

(d)
the execution, delivery and performance of this Agreement and the Additional Agreements and the consummation by ZAP of the transactions contemplated thereby or relating thereto do not and will not (i) result in a violation of the constitutions, bylaws or other organizational documents of ZAP, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both may become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which ZAP is a party or by which its properties or assets are bound, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to ZAP;

(e)	No petition has been taken out or threatened to be taken out for liquidation or winding up of ZAP;

(f)	Neither ZAP nor any affiliate of ZAP has engaged any broker, finder or investment banker in connection with the Company; and

(g)
ZAP shall cause one or more of its officers to attend a monthly meeting with the officer or officers of Youngman to be held at the principal office of the Company or via teleconference, or at such other time and place as agreed between the Shareholders.

11.2	Youngman hereby represents and warrants as follows:-

(a)	Youngman is, and shall be, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)
Youngman has all requisite corporate powers and authorities to enter into this Agreement and all other agreements in connection with the consummation of the transactions contemplated hereby (including but not limited to all exhibits and documents attached hereto) (the “Additional Agreements”), and perform its obligations there under;

(c)
this Agreement and each of the Additional Agreements are valid and binding upon Youngman as well as enforceable against Youngman in accordance with the terms thereof and no other approval, consent, action or proceedings shall be necessary to authorize such execution, delivery and performance;

(d)
the execution, delivery and performance of this Agreement and the Additional Agreements and the consummation by Youngman of the transactions contemplated thereby or relating thereto do not and will not (i) result in a violation of the constitutions, bylaws or other organizational documents of Youngman, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both may become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Youngman is a party or by which its properties or assets are bound, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Youngman;

(e)	No petition has been taken out or threatened to be taken out for liquidation or winding up of Youngman;

(f)	Neither Youngman nor any affiliate of Youngman has engaged any broker, finder or investment banker in connection with the Company; and

(g)
Youngman shall cause one or more of its officers to attend a monthly meeting with the officer or officers of ZAP to be held at the principal office of the Company or via teleconference, or at such other time and place as agreed between the Shareholders.

11.3	Each Shareholder and the Company hereby agree and covenant that:-

(a)	the Shareholders shall negotiate in good faith and enter into the Marketing and Distribution Agreements with the Company within sixty (60) days after the date of this Agreement;

(b)
the Company shall use its best endeavour to prepare a definitive and detailed Business Plan within sixty (60) days of the date of this Agreement, the content of which shall be agreeable to the Shareholders;

(c)	the Company shall enter into the Employment Agreement with its Key Employees in the form acceptable to the Shareholders;

(d)
the Company shall use its best endeavour to enter into the Licensing Agreements with any other parties that own or control key technology to be incorporated into the products to be manufactured by the Company, and shall (subject to approval of the Board from time to time) aim to make equity investments in such companies or firms that own or control the key technology.

(e)	the Board shall hold its regular meetings once every calendar month and such meetings shall be attended in person or via conference telephone;

(f)	each Shareholder shall not engage in any activities through joint venture cooperation with any electric vehicle company, whose businesses are in direct or indirect competition with the Company.

11.4
Without written approval from both the shareholders, the Company and its subsidiaries shall not, at any time, provide any products and technologies researched and developed by the Company to any third parties in any ways. Without written approval from Youngman, the company shall not provide any Youngman licensed products and technologies to any third parties in any ways.

11.5
The Shareholders hereby agree that the Company shall establish a wholly owned subsidiary in the PRC, with a registered capital of US$90,000,000.00, in accordance with the laws of the PRC within eighteen (18) months from the date hereof.

12.	INDEMNIFICATION

12.1
None of the Shareholders shall be liable to the Company or to any other Shareholder in damages or otherwise for any actions taken in good faith or reasonably believed by such Shareholder to be in or not in any conflict with the best interests of the Company, provided that such actions are within the scope of the Business. In the event that any actions has been taken by any Shareholder outside of the scope of the Business Plan, such Shareholder shall only be liable for those actions which constitute wilful misconduct, gross negligence, fraud, or any material breach of its obligations under this Agreement.

12.2
The Company shall indemnify and hold harmless against any Shareholder in respect of any threatened, pending or completed actions, suits or proceedings to which such Shareholder is a party or threatened to be made a party by reason of the fact that it is or was a shareholder of or participant in the Company, or any alleged cause of action for damages to any third party caused by its performance in management or operation of the Company. The Company shall fully indemnify each Shareholder against all claims, damages, compensations, judgments or settlements provided that such Shareholder has acted in good faith all along and in a manner reasonably believed to be in or not in any conflict with the best interests of the Company and the actions or conducts of such Shareholder do not constitute any wilful misconduct, gross negligence, fraud, or a material breach of its obligations under this Agreement.

13.	TRANSFER OF SHARES

13.1
Save as otherwise provided in this Agreement, a Shareholder shall not sell, transfer, charge, incumber, grant options over or otherwise dispose of any of the Shares or any beneficial interest in any of the Shares now owned or to be acquired after the date of this Agreement by it to any person without prior written consent of all other Shareholders. Any such consent, if given, may be subject to the condition (inter alia) that such person shall first agree in writing in terms acceptable to such other Shareholders to be bound by as one of the Shareholders under this Agreement and observe all the provisions hereunder (including this Clause) so far as such provisions are applicable.

13.2	(a)
Every Shareholder who intends to transfer or otherwise dispose of any Shares or any interest in such Shares (the “Proposing Transferor”) shall, before so doing or agreeing so to do, inform the Company of his intention by giving it notice in writing (the “Transfer Notice”).  The Transfer Notice shall constitute the Company the Proposing Transferor’s agent empowered to sell the Shares referred to in the notice (together with all rights then attached to them) at the Prescribed Price (as hereinafter defined) to any Shareholder in the manner appearing below and shall not be revocable except with the unanimous agreement of the Board.

(b)
If not more than 14 days after the date on which the Transfer Notice was  given the Proposing Transferor and the Board shall have agreed in writing a price per share as representing its fair value, or as being acceptable to the Proposing Transferor and not more than its fair value, then such price shall be the Prescribed Price (the “Prescribed Price”).  In the absence of any agreement having been reached within the said period of 14 days the Board shall immediately request the auditors for the time being of the Company to determine and certify in writing to the Company the sum per share considered by them to be fair value as between a willing seller and a willing purchaser as at the date on which the Transfer Notice was given and the sum per Share so determined and certified shall be the Prescribed Price.  The auditors shall act at the cost and expense of the Proposing Transferor as experts and not as arbitrators and their determination shall be final and binding for all purposes (save in respect of manifest error).

(c)
Within 7 days of the Prescribed Price being so agreed or determined and fixed all Shares included in any Transfer Notice shall be offered for purchase at the Prescribed Price by notice in writing (the “Offer”) given by the Company to all Shareholders (other than the Shareholder to whose Shares the Transfer Notice relates).  The Offer shall be on the basis that in the case of competition for them the Shares so offered shall (in accordance with, but subject to Clause 13 be sold to acceptors in proportion (as nearly as may be without involving fractions or increasing the number sold to any Shareholder beyond that applied for by it) to their existing shareholdings.  Any such Offer shall specify a period (being not less than 21 days and not more than 42 days) within which it must be accepted or will lapse.

(d)
If the Shareholders or any of them (hereinafter called the “Purchasers”) shall within the said period of the Offer agree to purchase any of the Shares concerned, the Company shall immediately give notice in writing as mentioned below to the Proposing Transferor and to the Purchasers and on payment of the Prescribed Price the Proposing Transferor shall be bound to transfer such Shares to the respective Purchasers accordingly.  Every such notice shall state the name and address of each Purchaser and the number of Shares agreed to be purchased by it and the sale and purchase shall be completed at a place and time to be appointed by the Board being not less than 7 days nor more than 30 days after the date of such notice Provided always that if the Transfer Notice shall state that the Proposing Transferor is not willing to transfer part only of the Shares the subject of the Transfer Notice then this Clause shall not apply unless the Company shall have found Purchasers for all of such Shares and if the Company fails to find such Purchasers then any such Offer shall be deemed to have lapsed without having been validly accepted.

(e)
If a Proposing Transferor shall fail or refuse to transfer any Shares to a Purchaser under this Clause13, the Board may authorise some person to execute the necessary transfer and may deliver it on its behalf and the Company may receive the purchase money in trust for the Proposing Transferor (which it shall pay into a separate bank account in the Company’s name) and cause the Purchaser to be registered as the holder of such Shares.  The receipt of the Company for the purchase money shall be a good discharge to the Purchaser (who shall not be bound to see to the application of the purchase money) and after the Purchaser has been registered in purported exercise of the said powers the validity of the proceedings shall not be questioned by any person.

(f)
If at the expiry of the period referred to in Clause 13.2 the Shareholders shall not have agreed to purchase all the Shares so offered, the Company shall immediately give notice in writing of that fact to the Proposing Transferor and subject to the previous sanction of the Board it shall then be at liberty at any time up to the expiration of 3 months after the giving of such notice to transfer those Shares which the Shareholders shall not have so agreed to purchase to any person on a bona fide sale at any price not being less than the Prescribed Price Provided that:

(i)
if the Transfer Notice shall state that the Proposing Transferor is not willing to transfer part only of the Shares the subject of the Transfer Notice, then the Proposing Transferor shall not be entitled under this Clause to transfer any of such Shares unless in aggregate the whole of such Shares are so transferred; and

(ii)
the Board may require to be satisfied that such Shares are being transferred in pursuance of a bona fide sale for the consideration stated in the instrument of transfer without any deduction rebate or allowance whatever being given to the Purchaser and if not so satisfied may refuse to register the instrument of transfer.

13.3
Subject to the provisions of Clause 13.2, no transfer of any share of the Company shall be made or registered without the previous sanction of the Board which may, in its absolute and uncontrolled discretion, without assigning any reason, refuse to give such sanction.

14.	MANAGEMENT OPTIONS

14.1
The Company shall have such number of Shares reserved for allotment or issue (the “Reserved Shares”) not exceeding 12% of the then issued Shares, on an all as-if-converted basis, for granting of any Management Options in favour of any Key Employees.

14.2
The Management Options may be granted by the Board from time to time to any Key Employees upon terms and subject to conditions as determined by the Board at its discretion and all Management Options shall be subject to annually vesting stipulation for a period of not less than three (3) years.

14.3
Any holder of the Management Options or any rights thereof will be required to execute stock restriction agreements with the Company to be approved by the Board providing for certain restrictions on transfer and for the first refusal of the Shareholders and assumption of the rights and obligations of a Shareholder under this Agreement.

15.	TERMINATION

15.1	This Agreement shall continue in full force and effect until terminated in accordance with the provisions of this Clause.

15.2
Any of the Shareholders (the “First Party”) shall be entitled to terminate this Agreement immediately by notice in writing (but not after 90 days of the event in question first coming to the attention of the First Party) if any of the events set out below shall occur. Such notice shall be served upon the Shareholder in respect of which the event or events relate (“Such Other Party”) and copies of such notice shall be given to all other Shareholders.  The effect of such notice shall be to terminate this Agreement as between Such Other Party and the remaining party or parties to this Agreement but this Agreement shall continue in full force and effect as between such remaining parties (if more than one) but not if otherwise. The said events are:

(a)
if Such Other Party shall commit any persistent or material breach of any of its obligations under this Agreement and shall fail to remedy such breach (if capable of remedy) within 30 days after being given notice by the First Party so to do; or

(b)
if Such Other Party shall go into liquidation whether compulsory or voluntary (except for the purposes of a bona fide reconstruction or amalgamation with the consent of all other Shareholders, such consent not to be unreasonably withheld) or if Such Other Party shall have an administrator appointed or if a receiver, administrative receiver or manager shall be appointed over any part of the assets or undertaking of Such Other Party; or

(c)
if, without the prior written consent of the all other Shareholders, there shall be any change in the person or persons who owns or own a majority of the voting shares in, or otherwise has or have effective control of, Such Other Party.

15.3
This Agreement shall terminate in respect of any Shareholder (but shall continue between the other Shareholders (if more than one) but not otherwise) if at any time as a result of a transfer of Shares made in accordance with this Agreement that Shareholder holds no Shares in the capital of the Company but without prejudice to any rights which any party may have against any other party arising prior to such termination.

15.4
This Agreement shall terminate immediately upon an initial public offering of the Shares (or the shares of any new holding company formed for such purpose on a recognized stock exchange, or if an effective resolution is passed to wind up the Company, or if a liquidator is otherwise appointed (but without prejudice to any rights any party may have against any other party arising prior to such termination).

16.	CONSEQUENCES OF NOTICES UNDER CLAUSE 15

16.1
If any Shareholder shall serve a notice of termination under Clause 15.2, that Shareholder (the “Terminator”) shall be entitled by that notice to require the recipient of such notice (the “Terminatee”) either to purchase all (but not some only) of the Shares of the Terminator or to sell to the Terminator all (but not some only) of the Shares of the Terminatee at a price determined in accordance with the provisions of Clause 16.2 below.  On the exercise of any such right by the Terminator, it and the Terminatee shall become bound respectively to sell or purchase on the terms set out below.  If in a valid termination notice no such power of sale or purchase is exercised by the Terminator, the parties hereto shall procure that the Company shall be immediately wound up.

16.2
The purchase price of the Shares to be bought and sold pursuant to Clause 16.1 shall be their fair value as agreed between the parties to such sale and purchase or in default of agreement within 45 days after the service of the notice of termination such sum as shall be certified (at the request of any such party) by the auditors for the time being of the Company to be the fair value of such Shares on the date when the termination notice was served.  In so certifying the auditors are irrevocably instructed to value the Shares at fair value as between a willing seller and a willing purchaser on that date but otherwise they shall take into account all such circumstances as shall seem to them relevant.  In so acting such auditors are instructed to act as experts and not as arbitrators and their decision shall (save in respect of manifest error) be final and binding on the parties to such sale and purchase of purposes and their costs shall be borne in equal shares by all of such parties.

16.3
Completion of the sale and purchase of Shares pursuant to the provisions of Clause 16.1 shall take place at the Hong Kong business office of the Company at 10.00 am on the fifth business day after the price payable for such Shares has been agreed or determined in accordance with the provisions of Clause 16.2 (or such other time and/or place as the parties to such sale and purchase may agree) and in respect of which the provisions of Clauses 16.4, 16.5, 16.6 and 16.7 shall then have effect.

16.4
At any completion of the sale and purchase of Shares pursuant to Clause 16.1, in return for a certified cheque or cashier order drawn on any licensed bank in Hong Kong (or such other means of payment which is agreed by the seller) for the full amount of the purchase money for the Shares being bought and sold (determined in accordance with the foregoing provisions of this Clause) and such other amounts as referred to in Clause 16.5, the seller(s) shall deliver to the purchaser(s) duly executed share transfers for the Shares being sold in favour of the purchaser(s) (in accordance with their respective entitlements) or as they may direct together with the relevant share certificate(s) (or an acceptable indemnity in lieu).  Any Shares sold under or pursuant to the above provisions shall be sold free of all liens charges and incumbrances and together with all rights now or in future attaching to them.

16.5	If any Shareholder (the “Outgoing Party”) shall elect or become bound to transfer all its Shares to any other Shareholders under or pursuant to the provisions of this Clause, such other Shareholders shall upon or immediately prior to completion of such transfer procure:

(a)
the immediate release of all guarantees, indemnities and similar covenants (if any) given by the Outgoing Party in favour or for the benefit of the Company (and pending such release shall indemnify and keep the Outgoing Party fully and effectively indemnified from and against all claims arising under such guarantees, indemnities and similar covenants (if any)); and

(b)
the immediate repayment to the Outgoing Party of all money advanced to the Company by the Outgoing Party by way of loan or loan stock, including any Capital Loans, then outstanding (if any) together with all interest (if any) down to the date of actual payment (as well before as after judgment).

16.6
In the event of any Shareholder ceasing to be a shareholder in the Company where the corporate name of such Shareholder or its subsidiary or any part thereof contains EV or similar expressions or any word or words the same or similar to the corporate name or any distinctive part of the corporate name of Company, such Shareholder shall procure that within 30 days the corporate name of such Shareholder or its subsidiary or any thereof shall be changed so as to exclude such word or words.

16.7
The Shareholders shall exercise all voting and other rights available to them to ensure the implementation of the preceding provisions of this Clause and that any provisions contained in the Articles restricting transfers of Shares shall be waived or suspended to allow such sales and purchases to proceed as provided above and the Shareholders shall procure the registration of any transfer of any Shares any pursuant to this Agreement accordingly.

17.	CONFIDENTIALITY

17.1
The Shareholders undertake to each other and the Company that they will not at any time hereafter use or divulge or communicate to any person other than to officers or employees of the Company whose province is to know the same or on the instructions of the directors any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Company which may come to their knowledge and they shall use their best endeavours to prevent the publication or disclosure of any confidential information concerning such matters by themselves, their respective employees and officers.

17.2
The obligations of each Shareholder contained in Clause 17.1 shall continue without limit in point of time but shall cease to apply to any information coming into the public domain otherwise than by breach by any such Shareholder of its said obligations Provided that nothing contained in this Clause shall prevent any party from disclosing any such information to the extent required in or in connection with legal proceedings arising out of this Agreement or any matter relating to or in connection with the Company.

17.3
All notes and memoranda (whether in the form of originals, reproductions or electronically stored data) of any trade secrets or confidential information concerning the business of the Company or any of its suppliers, agents, distributors or customers which shall be acquired, received or made by a Shareholder during the continuance of this Agreement shall be the property of the Company and shall be surrendered by the Shareholder to someone duly authorized by the Company in that behalf at the termination of this Agreement or at the request of the Board at any time during the continuance of this Agreement.

18.	RESTRICTIVE COVENANTS

18.1	Each Shareholder shall not, engage in the following activities for a period of two years after the date on which he or she ceased to be a shareholder of the Company:

(a)
In any location where the Company carries on the Business at the Relevant Date (as hereinafter defined), carry on or be engaged in any activity or business which shall be in competition with the Business at the Relevant Date;

(b)
Solicit or endeavour to entice away from or discourage from dealing with the Company any person who was at any time during the period of one year preceding the Relevant Date a manufacturer for or supplier, customer or client of the Company;

(c)
supply or provide any goods or services to any person who was at any time during the period of one year preceding the Relevant Date a customer or client of the Company to whom the Company had during that period supplied or provided goods or services in the ordinary course of its business;

(d)
solicit or endeavour to entice away from or discourage from being employed by the Company any person who was at the Relevant Date an officer or employee of the Company whether or not such person would commit a breach of contract by reason of leaving service; or

(e)
Employ or engage or attempt to employ or engage or negotiate or arrange the employment or engagement by any other person, firm or company of any person who was at the Relevant Date an officer or employee of the Company.

18.2
The restrictions contained in Clause 18.1 are considered reasonable by the parties hereto but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

18.3	For the purposes of this Clause, the “Relevant Date” means the date in question or the Termination Date (whichever shall be the earlier).

19.	SPECIFIC ENFORCEMENT

Each Shareholder acknowledges and agrees that each Shareholder will be irreparably damaged in the event any of the provisions of this Agreement are not performed by any Shareholder in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which the Shareholders may be entitled at law or in equity.  Each Shareholder hereby consents to the jurisdiction in any such action brought in the courts of Hong Kong.

20.	MISCELLANEOUS

20.1	Implementation of Agreement

Each Shareholder agrees that it will at all times:

(a)
use all means reasonably available to it (including its voting power, direct or indirect, in relation to the Company) so as to ensure that the Company and any director of the Company nominated or appointed by it (and any alternate to such director) shall implement the provisions of this Agreement relating to the Company; and

(b)	co-operate in good faith and execute such further documents and take such other action as may be reasonably required in order to give full effect to the provisions and intent of this Agreement.

20.2	Agreement Prevails

In the event that there is any inconsistency between the provisions of this Agreement and the provisions of the Articles, the provisions of Articles shall prevail.

20.3	Further Assurance

The Shareholders shall use their reasonable efforts to do and execute or procure to be done and executed all such acts, deeds, documents and things as may be necessary to give effect to this Agreement.

20.4	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto, and supersedes any previous agreement, understanding, arrangement, communication or expression of intent with respect to the subject matter hereof.

20.5	Amendments

No amendment of or addition to this Agreement shall be effective unless in writing and signed by or on behalf of all the parties hereto.

20.6	No Representations

Each Shareholder acknowledges that it has made its own independent evaluation of the business to be undertaken by the Company pursuant to this Agreement and has not been induced to enter into this Agreement or any of the transactions contemplated hereby by any representation made or advice given by any other Shareholder.

20.7	No Partnership

Nothing contained in or relating to this Agreement shall or shall be deemed to constitute a partnership or agency relationship between any of the parties hereto.

20.8	No Waiver

No omission or delay on the part of any party hereto in exercising its rights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any party hereto of any such right preclude the further or other exercise thereof or the exercise of any other right which it may have.

20.9	Severability

If at any time any one or more of the provisions hereof is or becomes illegal, invalid or unenforceable in any respect under the applicable laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof, nor the legality, validity or enforceability of such provision under the applicable laws of any other jurisdiction, shall in any way be affected or impaired.

20.10	Assignment

(a)	This Agreement shall be binding on the parties hereto and their respective successors and shall enure to the benefit of each of them and their respective successors and permitted assigns.

(b)	The benefit of this Agreement may not, except as otherwise herein provided, be assigned or transferred in whole or in part by any Shareholder without the prior consent of the other Shareholders.

20.11	Time

Time shall be of essence under this Agreement.

20.12	Notices

(a)	Every notice, demand or other communication given or made under this

Agreement shall be in writing and delivered or sent by hand or prepaid recorded delivery or registered post or by facsimile transmission to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee shall by not less than 7 days’ prior written notice specify to the other party):

To ZAP:	(1)	ZAP
	Address:	501 Fourth Street
Santa Rosa, California 95401
	Fax Number:	(707) 525-8692
	Attention:	Mr. Steven Schneider

	(2)	Richardson & Patel LLP
	Address:	10900 Wilshire Boulevard, Suite 500
Los Angeles, CA 90024
	Fax Number:	(310) 208-1154
	Attention:	Edgar D. Park, Esq.

To Youngman:	Zhejiang Youngman Automobile
Group Co., Ltd.
	Address:	501 Bada Road,
Jinhua City, Zhejiang, PRC
	Fax Number:	86-579-2256002
	Attention:	Mr. Pang Qingnian

To the Company:	EV Holdings Limited
	Address:	Unit A, 14/F Shun On
Commercial Building, 112-114 Des
Voeux Road Central,
Hong Kong
Fax Number
Attention:

(b)
Any notice, demand, or other communication so addressed shall be deemed to have been delivered (i) if given or made by letter postage prepaid, within 72 hours after posting (or 10 days later if overseas) (ii) if given or made by letter delivered by hand, upon delivery (iii) if given or made by facsimile transmission, at the time of despatch, provided that the original is posted or delivered to the recipient immediately after the facsimile transmission.

20.13	Counterparts

(a)	This instrument may be executed in several counterparts, all or any of which shall be treated for all purposes as one original and shall be and constitute one and the same instrument.

(b)	This instrument may be executed by the parties in original or telecopy produced by fax machine or other means of electronic communication producing a printed copy.

20.14	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto submit to the non-exclusive jurisdiction of the courts of Hong Kong.

[Remainder of Page Intentionally Left Blank]

IN WITNESSWHEREOF this Agreement has been entered into the day and year first above written.

SIGNED BY                                                                            )
)
on behalf of ZAP                                                                   )
in the presence of:                                                                 )

/s/ Steven Schneider

SIGNED BY                                                                            )
)
on behalf of Youngman                                                        )
Automobile Co., Ltd.                                                             )
in the presence of:                                                                 )

/s/ Pang Qingnian

SIGNED BY                                                                            )
)
on behalf of EV Holdings Limited                                      )
in the presence of:                                                                 )

/s/ Steven Schneider

SCHEDULE A

Investment Schedule

SCHEDULE B

Memorandum and Articles of Association